Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Fourth Quarter and Full Year 2011 Financial Results

Positive operating cash flow $2.4 million for the quarter; Total revenues decrease 10%

from prior year quarter; Annual revenues increase 3% over prior year; Loss attributable to common shareholders improves $1.5 million for full year

(ROANOKE, VA, March 8, 2012) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and year ended December 31, 2011.

For the fourth quarter of 2011, Luna realized a net loss attributable to common shareholders of $0.4 million, compared to a net loss attributable to common shareholders of $0.5 million for the fourth quarter of 2010. Revenues decreased to $8.1 million in the fourth quarter of 2011 from $9.1 million in the fourth quarter of the preceding year, with a corresponding reduction in gross profit to $2.7 million for the most recent quarter compared to $3.4 million in the prior year quarter. This decline was largely offset by an improvement of 27% in operating expenses, which totaled $3.2 million in the last quarter of 2011 compared to $3.7 million in the fourth quarter of 2010. Additionally, the company generated positive operating cash flow of $2.4 million for the fourth quarter of 2011.

For the year, total revenues increased 3% compared to 2010, driven by a 9% growth in product and license revenue. Total revenues grew to $35.6 million for 2011 compared to $34.5 million in 2010, including an increase in product and license revenue to $13.2 million in 2011 compared to $12.1 million in 2010. Full year revenues in the company’s technology development segment were unchanged at $22.4 million in 2011 and in 2010. Gross profit increased to $13.2 million for 2011 compared to gross profit of $12.9 million in 2010. Net loss attributable to common shareholders improved 49% to $1.5 million, or $0.11 per common share, for 2011 versus a net loss attributable to common shareholders of $3.0 million, or $0.23 per common share, for 2010.

Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, depreciation and amortization, excluding litigation and reorganization related items and non-cash stock-based compensation and warrant expense, decreased to $2.6 million for 2011 from $2.8 million in 2010.

LUNA INNOVATIONS INCORPORATED	Luna Q411 Earnings, Page 2

“I am pleased with our return to positive cash flow and bottom line improvement in the fourth quarter as the quarterly decline in revenue we had expected was realized,” said My Chung, chief executive officer of Luna. “As we move ahead into 2012 with a still uncertain economy, we will remain focused on our strategic initiatives in fiber optic sensing and secure computing opportunities to deliver value to our shareholders.”

Fourth Quarter Financial and Business Summary

•	Total revenues decreased by 10%, to $8.1 million for the fourth quarter of 2011, from $9.1 million for the fourth quarter of 2010.

•	Technology development revenues decreased by 8%, to $5.0 million for the fourth quarter of 2011, from $5.5 million for the fourth quarter of 2010.

•

Product and license revenue decreased by 13%, to $3.1 million in the fourth quarter of 2011, from $3.6 million in the fourth quarter of 2010, reflecting lower sales of fiber optic test and measurement equipment.

•	Gross profit decreased to $2.7 million for the fourth quarter of 2011, from $3.4 million for the fourth quarter of 2010.

•

Selling, general and administrative expenses decreased by 25% to $2.4 million, or 30% of total revenues for the fourth quarter of 2011, from $3.2 million, or 36% of total revenues, for the fourth quarter of 2010.

•	Total operating expenses decreased to $3.2 million, or 39% of total revenues, for the fourth quarter of 2011, from $3.7 million, or 41% of total revenues for the fourth quarter of 2010.

•	Adjusted EBITDA decreased to $0.6 million for the fourth quarter of 2011, from $1.0 million for the fourth quarter of 2010.

•

Net loss attributable to common shareholders improved to $0.4 million, or ($0.03) per basic and diluted common share, for the fourth quarter of 2011, compared to a net loss attributable to common stockholders of $0.5 million, or ($0.04) per basic and diluted common share, for the fourth quarter of 2010.

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•	Cash and cash equivalents totaled $8.9 million at December 31, 2011, as compared to $7.2 million at December 31, 2010 and $6.8 million at September 30, 2011.

Year Ended December 31, 2011 Financial Summary

•	Total revenue increased $1.1 million, or 3%, to $35.6 million for the year ended December 31, 2011, compared to $34.5 million for the year ended December 31, 2010.

•

Product and license revenue increased by 9%, to $13.2 million for the year ended December 31, 2011, from $12.1 million for the year ended December 31, 2010. Included in this growth was an increase of $0.4 million in revenue for contracted product development activities, primarily related to fiber optic shape sensing and localization for minimally invasive surgery.

•	Technology development revenues were unchanged at $22.4 million for the year ended December 31, 2011 and for the year ended December 31, 2010.

•	Gross profit increased by 2%, to $13.2 million for the year ended December 31, 2011, from $12.9 million for the year ended December 31, 2010.

•

Selling, general and administrative expenses decreased by 11% to $11.8 million, or 33% of total revenues, for the year ended December 31, 2011, from $13.3 million, or 39% of total revenues, for the year ended December 31, 2010.

•

Total operating expenses decreased by 5% to $14.5 million, or 41% of total revenues, for the year ended December 31, 2011, from $15.2 million, or 44% of total revenues, for the year ended December 31, 2010.

•	Adjusted EBITDA decreased to $2.6 million for the year ended December 31, 2011 from $2.8 million for the year ended December 31, 2010.

•

Net loss attributable to common stockholders improved to $1.5 million, or $0.11 per basic and diluted common share, for the year ended December 31, 2011, compared to a net loss attributable to common stockholders of $3.0 million, or $0.23 per basic and diluted common share, for the year ended December 31, 2010.

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•	Awarded $12 million multi-year contract to advance the unique technology developed within the company’s Secure Computing and Communications group.

•	Launched the ODiSI product for enhanced strain and temperature measurement using optical fiber. This new product will initially target customers in composites manufacturing and in energy.

Outlook for the First Quarter and Full Year 2012

Based on information as of March 8, 2012, the company expects total revenue for 2012 to be in the range of $32.5 million to $37.0 million. Also for 2012, the company anticipates a net loss to common stockholders in the range of $0.2 million to $1.2 million. For the first quarter of 2012, the company expects revenue of approximately $8.0 million to $8.5 million and a net loss attributable to common stockholders of approximately $0.2 million to $0.6 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for the fourth quarter and full year of 2011 and expectations for 2012. The call can be accessed by dialing 866.713.8565 domestically or 617.597.5324 internationally prior to the start of the call. The participant access code is 21120821. Investors are advised to dial in at least five minutes prior to the call to

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register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna Innovations website, www.lunainnovations.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna Innovations website for at least 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding financial results for the first quarter and full year 2012, as well as the company’s focus on opportunities in fiber optic sensing and secure computing. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation the fact that the outlook for the first quarter and full year 2012 could change, failure of demand for the company’s products and services to meet expectations, and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

LUNA INNOVATIONS INCORPORATED	Luna Q411 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Revenues
Technology development	$5,011,387	$5,475,310	$22,417,902	$22,404,931
Product and license	3,137,113	3,593,510	13,195,822	12,133,463

Total revenues	8,148,500	9,068,820	35,613,724	34,538,394

Cost of revenues
Technology development	3,882,508	4,248,758	15,793,279	15,808,108
Product and license	1,530,436	1,453,967	6,589,943	5,786,567

Total cost of revenues	5,412,944	5,702,725	22,383,222	21,594,675

Gross profit	2,735,556	3,366,095	13,230,502	12,943,719

Operating expenses
Selling, general and administrative	2,448,321	3,246,191	11,788,866	13,297,705
Research, development and engineering	724,455	451,701	2,674,730	1,694,643
Reorganization costs	—	12,490	—	174,292

Total operating expenses	3,172,776	3,710,382	14,463,596	15,166,640

Operating loss	(437,220)	(344,287)	(1,233,094)	(2,222,921)
Other income (expense)
Interest	(85,890)	(122,163)	(376,524)	(474,408)
Other	169,772	84,109	227,565	77,299

Loss before income taxes	(353,338)	(382,341)	(1,382,053)	(2,620,030)
Income tax expense	—	—	10,307	—

Net loss	(353,338)	(382,341)	(1,392,360)	(2,620,030)
Preferred stock dividend	32,510	93,000	127,462	360,631

Net loss attributable to common shareholders	$(385,848)	$(475,341)	$(1,519,822)	$(2,980,661)

Net loss per share of common stock
Basic and diluted	$(0.03)	$(0.04)	$(0.11)	$(0.23)

Weighted average shares
Basic and diluted	13,794,361	13,360,809	13,647,555	13,009,326

LUNA INNOVATIONS INCORPORATED	Luna Q411 Earnings, Page 7

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	December 31,
	2011	2010
	(unaudited)
Assets
Current Assets
Cash	$8,939,127	$7,216,580
Accounts receivable, net	5,958,086	7,669,625
inventory, net	3,330,773	3,106,600
Prepaid expenses and other current	1,107,155	710,558

Total current assets	19,335,141	18,703,363

Property and equipment, net	2,816,674	3,204,670
Intangible assets, net	539,563	664,418
Other assets	228,043	303,210

Total long term assets	3,584,280	4,172,298

Total assets	$22,919,421	$22,875,661

Liabilities and stockholders’ equity
Current liabilities
Current portion of long term debt	$1,625,000	$1,195,784
Current portion of capital leases	50,949	2,194
Line of credit	—	2,500,000
Accounts payable	1,656,602	2,008,183
Accrued liabilities	3,612,193	3,549,604
Deferred credits	1,462,603	1,392,602

Total current liabilities	8,407,347	10,648,367

Long term liabilities
Long term debt obligations	3,625,000	2,611,609
Long term capital lease obligations	183,008	—

Total long term liabilities	3,808,008	2,611,609

Total liabilities	12,215,355	13,259,976

Commitments and Contingencies	—	—
Stockholders equity
Preferred stock	1,322	1,322
Common stock	13,969	13,526
Additional paid in capital	59,289,516	56,681,756
Accumulated deficit	(48,600,741)	(47,080,919)

Total stockholders’ equity	10,704,066	9,615,685

Total liabilities and stockholders equity	$22,919,421	$22,875,661

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Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Year ended December 31,
	2011	2010
	(unaudited)
Cash provided by/ (used in) operating activities
Net loss	$(1,392,360)	$(2,620,030)
Adjustments to reconcile net loss to cash provided by (used in) operating activities
Depreciation and amortization	1,462,511	1,331,809
Share based compensation	2,163,290	3,472,330
Bad debt expense
Changes in operating assets and liabilities
Accounts receivable	1,711,539	(466,422)
Inventory	(224,173)	(261,972)
Other assets	(321,430)	669,759
Accounts payable and accrued expenses	(288,989)	7,091,386
Accrued litigation settlement	—	(9,669,728)
Deferred credits	(119,999)	365,586

Net cash provided by (used in) operating activities	2,990,389	(87,282)

Cash used in investing activities
Acquisition of property and equipment	(327,704)	(85,149)
Intangible property costs	(347,813)	(365,533)

Net cash used in investing activities	(675,517)	(450,682)

Cash (used in)/ provided by financing activities
Proceeds from debt obligations	6,000,000	2,500,000
Payments on debt obligations	(6,867,393)	(834,119)
Payment on capital lease obligations	(42,383)	(5,316)
Proceeds from exercise of options and warrants	317,451	865,177

Net cash (used in)/ provided by financing activities	(592,325)	2,525,742

Net change in cash	1,722,547	1,987,778
Cash and cash equivalents—beginning of period	7,216,580	5,228,802

Cash and cash equivalents—end of period	$8,939,127	$7,216,580

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Luna Innovations Incorporated

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:
Net loss	$(353,338)	$(382,341)	$(1,392,360)	$(2,620,030)
Interest	85,891	122,163	376,524	474,408
Taxes	—	—	10,307	—
Depreciation and amortization	419,811	378,172	1,462,511	1,331,809

EBITDA	152,364	117,994	456,982	(813,813)
Share based compensation	426,018	832,306	2,163,290	3,472,330
Reorganization costs	—	12,490	—	174,292

Adjusted EBITDA	$578,382	$962,790	$2,620,272	$2,832,809

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com